EX99.23(j)(1)(E)

                           Consent of

             Independent Certified Public Accountant


UMB Scout Balanced Fund, Inc.
UMB Bank, n.a.
Kansas City, Missouri


   We hereby consent to the use in this Post-Effective Amendment 8 to the Registration Statement under the Securities Act of 1933 and this Amendment No. 9 to the Registration Statement under the Investment Company Act of 1940, both on Form N-1A, of our report dated July 24, 1999, accompanying and pertaining to the financial statements of UMB Scout Balanced Fund, Inc. as of June 30, 1999, which are included in such Post-Effective Amendments.


                                 /S/BAIRD, KURTZ & DOBSON
                                    BAIRD, KURTZ & DOBSON


Kansas City, Missouri
September 1, 1999